                                                                   Ex-99.(p)(1)

                            WELLS FARGO FUNDS TRUST
                           WELLS FARGO MASTER TRUST
                          WELLS FARGO VARIABLE TRUST

                                CODE OF ETHICS
                  Policy on Personal Securities Transactions

                                    Revised
                                  May 9, 2006

                               Table of Contents

1.  Overview...............................................................  1
    1.1   Code of Ethics...................................................  1
    1.2   Access Person....................................................  1
    1.3   Our Duties and Responsibilities to You...........................  2
    1.4   Your Duty of Loyalty.............................................  2
    1.5   Standards of Business Conduct....................................  2

2.  Personal Securities Transactions.......................................  3
    2.1   Avoid Conflicts of Interest......................................  3
    2.2   Reporting Your Personal Securities Transactions..................  4
    2.3   Reports of the CCO...............................................  5
    2.4   Exceptions to Reporting..........................................  5
    2.5   Access Person Trade Procedures...................................  6
    2.6   Summary of What You Need to Report if You Are Required...........  7
    2.7   Your Reports are Kept Confidential...............................  7

3.  Code Violations........................................................  8
    3.1   Investigating Code Violations....................................  8
    3.2   Penalties........................................................  8

4.  Annual Written Reports to the Boards of Trustees.......................  9

Appendix A Definitions..................................................... 10

Appendix B Acknowledgement And Certification............................... 12

Appendix C Quarterly Personal Securities Transactions Report............... 13

Appendix D Initial Holdings Report......................................... 14

Appendix E Annual Holdings Report.......................................... 15

                                                    Wells Fargo Advantage Funds


1. Overview

     1.1 Code of Ethics

            Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust (including all "feeder funds" of Wells Fargo Master Trust that are advised or administered by Wells Fargo Funds Management, LLC ("Funds Management"), an investment adviser registered under the Investment Advisers Act of 1940 ("Advisers Act"), or an affiliate thereof) (each, including the series thereof, a "Wells Fargo Advantage Fund" and together, the "Wells Fargo Advantage Funds"), all registered investment companies under the Investment Company Act of 1940 (the "1940 Act"), adopt this Code of Ethics (the "Code") pursuant to Rule 17j-1 under the 1940 Act. This Code outlines the policies and procedures you must follow and the guidelines we use to govern your personal securities transactions and prevent insider trading.

            The Wells Fargo Advantage Funds are committed to maintaining the highest ethical standards. Wells Fargo Advantage Funds have a no tolerance view on dishonesty, self-dealing and conflicts of interest. Each Access Person is required to read the Code annually and to certify that he or she has complied with its provisions and with the reporting requirements. See Appendix B.

     1.2 Access Person

            This Code applies to you if you are an Access Person of the Wells Fargo Advantage Funds because you may, at some time, have access to or obtain investment information.

            Access Persons are:

              .  all Wells Fargo Advantage Fund officers;

              . all Wells Fargo Advantage Fund trustees, either interested or disinterested; and

              . all natural persons in a control relationship with a Wells Fargo Advantage Fund who obtain information concerning recommendations about the purchase or sale of a security by a Wells Fargo Advantage Fund.

            As an Access Person, you are required to report your initial holdings when you become an Access Person, annual holdings each year, and quarterly transactions in any securities in which you or any immediate family member has any direct or indirect beneficial ownership. (You are not required to report transactions for, and securities held in, any account over which neither you nor any member of your immediate family has any direct or indirect influence or control.)

See the Definitions located in Appendix A for any terms or phrases you don't understand.


May 2006                               1                        Code of Ethics

                                                    Wells Fargo Advantage Funds


     1.3 Our Duties and Responsibilities to You

            To help you comply with this Code, the Chief Compliance Officer ("CCO") and Compliance Department will:

              . Notify you in writing that you are required to report under the Code and inform you of your specific reporting requirements.

              . Give you a copy of the Code and any amendments and require you to sign a form indicating that you read and understand the Code.

              . Give you a new copy of the Code if we make significant changes to it and then require you to sign another form indicating that you received and read the changes to the Code.

              . Compare all of your reported personal securities transactions with the portfolio transactions report of the Wells Fargo Advantage Funds each quarter. Before we determine if you may have violated the Code on the basis of this comparison, we will give you an opportunity to provide an explanation.

              . Review the Code at least once a year to assess the adequacy of the Code and how effectively it works.

     1.4 Your Duty of Loyalty

            You have a duty of loyalty to the shareholders of the Wells Fargo Advantage Funds. That means you always need to act in the best interests of the Wells Fargo Advantage Funds.

            You and members of your immediate family must never do anything that allows (or even appears to allow) you to profit or benefit from your relationships with the Wells Fargo Advantage Funds. You must never do anything that even looks like your independence or judgment may have been based on Wells Fargo Advantage Fund information.

     1.5 Standards of Business Conduct

            You must always observe the highest standards of business conduct and follow all applicable laws and regulations.

            You may never:

              . use any device, scheme or artifice to defraud the Wells Fargo Advantage Funds;

              . make any untrue statement of a material fact to the Wells Fargo Advantage Funds or mislead the Wells Fargo Advantage Funds by omitting to state a material fact;

              . engage in any act, practice or course of business that would defraud or deceive the Wells Fargo Advantage Funds; or

              . engage in any manipulative practice with respect to the Wells Fargo Advantage Funds.

            You and your immediate family must not:

              . engage in any inappropriate trading practices, including price manipulation.


May 2006                               2                        Code of Ethics

                                                    Wells Fargo Advantage Funds


2. Personal Securities Transactions

     2.1 Avoid Conflicts of Interest

            When you invest for your own accounts, there might be conflicts of interest between the interests of the Wells Fargo Advantage Funds and your personal interests. All of your personal securities transactions must be done in a manner that avoids conflicts between your personal interests and those of the Wells Fargo Advantage Funds or their shareholders.

            Examples of conflicts are:

              . You take an investment opportunity away from a Wells Fargo Advantage Fund to benefit your own portfolio;

              . You use your position to take advantage of available investments;

              . Front running a Wells Fargo Advantage Fund by trading in securities (or equivalent securities) ahead of the Wells Fargo Advantage Fund;

              . Taking advantage of information or using Wells Fargo Advantage Fund portfolio assets to effect the market in a way that may be used to personally benefit you.

May 2006                               3                        Code of Ethics

                                                    Wells Fargo Advantage Funds


     2.2 Reporting Your Personal Securities Transactions

            As an Access Person, you must report all securities accounts in which you or a member of your immediate family who lives in the same house has a beneficial ownership interest. There are three types of reports: (1) an initial holdings report that we receive when you first become an Access Person of the Wells Fargo Advantage Funds, (2) a quarterly transactional report, and (3) an annual holdings report, as long as you are an Access Person.

            You must give each broker-dealer, bank, or fund company where you have an account a letter to ensure that the Compliance Department is set up to receive all account statements and confirmations from all of your accounts.* The Compliance Department may ask you for copies of the letters you sent and copies of your statements.

            Initial Holdings Report. Within 10 days of becoming an Access
         Person:

              . You must report all accounts/*/ in which you or your immediate family members beneficially own any securities. If you give us a copy of all of your statements, you do not need to supply duplicate information. The statements cannot be more than 45 days old when you give them to us. See form in Appendix D for all information required.

              .  You must list all firms where you have securities accounts./*/

              . You must also sign that you have read and will comply with this Code.

            Annual Holdings Reports. Within 30 days of each year end:

              . You must report all accounts/*/ in which you or your immediate family members beneficially own any securities. If we receive copies of all of your statements, you do not need to supply duplicate information (however, you still need to supply account number and firm information as noted below). The statements cannot be more than 45 days old when you give us the report. See form in Appendix E for all information required.

              .  You must list all firms where you have securities accounts./*/

              . You must also sign that you have read and will comply with this Code.

            Quarterly Transactions Reports. Within 30 days of calendar quarter end:

              . You must give us a report showing all trades you or your immediate family members made during the quarter. You must submit a report even if you didn't execute any trades. If we already receive copies of your statements, you don't need to supply duplicate information. See form in Appendix C for all information required.

              . You must also tell us of any new securities accounts/*/ you established during the past quarter.

              . You must give us the report by the business day immediately before the weekend or holiday if the thirtieth day is a weekend or holiday.

--------
* You should include accounts that have the ability to hold securities even if the account does not do so at the report date.


May 2006                               4                        Code of Ethics

                                                    Wells Fargo Advantage Funds


     2.3 Reports of the CCO

            Any reports required by the CCO (or the CCO's designee) must be submitted to an alternate designee who will fulfill the duties of the CCO with respect to those reports. If a securities transaction of the CCO is under consideration, Funds Management's Chief Legal Officer will act as the alternate CCO for purposes of this section.

     2.4 Exceptions to Reporting

            If you are an Independent Trustee you are not required to submit the following reports:

              .  an initial holdings report;

              .  an annual holdings report; or

              . a quarterly transaction report for transactions in securities, unless you knew at the time of the transaction, or in the ordinary course of fulfilling your official duties as Trustee should have known, that during the 15-day period immediately preceding or following the date of your transaction, the same security was purchased or sold, or was being considered for purchase or sale, by the Wells Fargo Advantage Funds (or any series thereof).

              The "should have known" standard does not:

                 .  imply a duty of inquiry;

                 . presume you should have deduced or extrapolated from the discussions or memoranda dealing with the Wells Fargo Advantage Fund 's investment strategies; or

                 . impute knowledge from your awareness of a Wells Fargo Advantage Fund's holdings, market considerations, or investment policies, objectives and restrictions.

            You are also not required to report any of the following types of transactions:

              . Purchases or sales for an account over which you have no direct or indirect influence or control; and

              .  Purchases or sales of any of the following securities:

                 .  Direct obligations of the U.S. Government;

                 . Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

                 . Shares issued by money market funds, whether affiliated or non-affiliated; and

                 . Shares issued by open-end investment companies, other than the Wells Fargo Advantage Funds, both open and closed-end exchange-traded funds (ETFs), iShares, and Unit Investment Trusts. (In other words, you still need to report the shares you own in the Wells Fargo Advantage Funds, except for our money market funds and any shares you own in ETFs or UITs.)


May 2006                               5                        Code of Ethics

                                                    Wells Fargo Advantage Funds


     2.5 Access Person Trade Procedures

            As an Access Person you must comply with the following trading restrictions and prohibitions:

            60 Day Holding Period for Wells Fargo Advantage Fund Shares

               You are required to hold shares you purchase of a Wells Fargo
            Advantage Fund (other than shares of a money market fund) for 60 days. The only Funds you can hold for less than 60 days are the Ultra Short-Term Income Fund, the Ultra Short-Term Municipal Income, the Ultra Short Duration Bond Fund and the money market funds. This restriction applies without regard to tax lot considerations. If you need to sell Fund shares before the 60-day holding period has passed, you must obtain advance written approval from the CCO. The 60-day holding period does not apply to "purchases" made by dividend reinvestments. This restriction does apply to an Independent Trustee's trades Wells Fargo Advantage Fund shares.

            Restricted Investments

               If as an Access Person, you are also considered "Investment
            Personnel" (see definitions), you may never buy shares in an IPO or a limited offering. You must get prior written approval from the CCO before you may sell shares that you obtained from an IPO or limited offering before you started working for us.

            Ban on Short Term Trading Profits

               There is a ban on short term trading profits for Access Persons that are considered "Investment Personnel." You are not permitted to buy and sell, or sell and buy, the same security (or equivalent security) within 60 calendar days and make a profit. This prohibition applies without regard to tax lot considerations and short sales. Profits on short sales are also prohibited. If you make a profit on an involuntary call of an option that you wrote, those profits are excluded; however you cannot buy and sell options within 60 days resulting in profits. Sales made at the original purchase price or at a loss are not prohibited.

               You may be required to disgorge any profits you make from any sale before the 60-day period expires. In counting the 60 days, multiple transactions in the same security (or equivalent security) will be counted in such a manner as to produce the shortest time period between transactions.

               Any exceptions require advance written approval from the CCO.


May 2006                               6                        Code of Ethics

                                                    Wells Fargo Advantage Funds


     2.6 Summary of What You Need to Report if You Are Required

            As discussed earlier, if you are an Independent Trustee, you are not required to submit a Quarterly Transactions Report. However, if you do have to submit a Quarterly Transactions Report, the table below serves as a handy reference for you to know what types of transactions you need to report. If you have questions about any types of securities not shown below, please contact the Compliance Department.

         Do I have to report transactions in the following types of securities?

            Corporate Debt Securities                             Yes

            Equity Securities                                     Yes

            Wells Fargo Advantage Funds                           Yes

            Municipal Bonds                                       Yes

            Securities held in discretionary IRA accounts         Yes

            Automatic Investment Plans (e.g., stock purchase      No/*/
            plans, dividend reinvestment plans, 401(k) plans, 529 plans, or employer-sponsored plans)

            Money Market Funds (affiliated and non-affiliated)    No

            Mutual Funds (non-affiliated), excluding ETFs and     No
            iShares

            Exchange Traded Funds and iShares, both open-end      Yes
            and closed-end (i.e., Unit Investment Trusts
            (UITs))

            Short Term Cash Equivalents                           No

            U.S. Government Bonds (direct obligations)            No

            U.S. Treasury/Agencies (direct obligations)           No
--------
* If you make a purchase or sale that overrides the pre-set schedule or allocation of the AIP, you must include that transaction in your quarterly transaction report. For Wells Fargo 401(k) plans, you must also report any purchases or sales of any Wells Fargo Advantage Fund made outside of your preset allocation.

     2.7 Your Reports are Kept Confidential

            All of the reports you submit to us under this Code are kept confidential. The reports will be reviewed by members of the Compliance Department and possibly our senior executives or legal counsel. Reports may be provided to Fund officers and trustees, and will be provided to government authorities upon request or others if required to do so by law or court order.

May 2006                               7                        Code of Ethics

                                                    Wells Fargo Advantage Funds


3. Code Violations

     3.1 Investigating Code Violations

            The CCO is responsible for enforcing the Code and while the CCO may grant certain exceptions to the Code, the requests must be submitted in advance and in writing. The CCO or designee is responsible for investigating any suspected violation of the Code and if the CCO selects a designee, the designee will report the results of each investigation to the CCO. The CCO is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code in coordination with the designee. Both the violation and any imposed sanction will be reported to the Wells Fargo Advantage Funds' Boards of Trustees.

     3.2 Penalties

            If you violate the provisions of the Code, the Wells Fargo Advantage Funds have the right to impose on you one or more of the following penalties as they may deem appropriate:

           .  censure you;

           . suspend your authority to act on behalf of the Wells Fargo Advantage Funds; and

           . recommend specific sanctions, such as disgorgement of profits and imposition of fines.


May 2006                               8                        Code of Ethics

                                                    Wells Fargo Advantage Funds


4. Annual Written Reports to the Boards of Trustees

      Issues and Violations under the Code. At least annually, the CCO provides written reports to the Wells Fargo Advantage Funds' Board of Trustees. The reports must describe any issues or material violations that arose during the previous year under the Code and any resulting sanctions. Any exceptions granted under the Code must also be described. The CCO may report to the Wells Fargo Advantage Funds' Board more frequently as the CCO deems necessary or appropriate, and shall do so as requested by the Board.

      Our Certification to the Board. Each report must be accompanied by a certification to the Board that Funds Management has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

May 2006                               9                        Code of Ethics

                                                    Wells Fargo Advantage Funds


                                  Appendix A

                                  Definitions
--------------------------------------------------------------------------------

General Note:

The definitions and terms used in the Code are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in the Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

Beneficial Owner  Generally the person that enjoys the benefits of ownership even though title may be in another name. You should consider yourself the "beneficial owner" of any securities in which you have a direct or indirect financial or "pecuniary" interest, whether or not you have the power to buy and sell, or to vote, the securities. In addition, you should consider yourself the beneficial owner of securities held by a member of your immediate family. (See Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder for a complete definition.)

Control The power to exercise a controlling influence over the management or policies of a company, unless the power is solely the result of an official position with such company. Owning 25% or more of a company's outstanding voting securities is presumed to give you control over the company. This presumption may be countered by the facts and circumstances of a given situation. (See
                  Section 2(a)(9) of the 1940 Act for a complete definition.)

High quality      Any instrument that has a maturity at issuance of less
short-term debt   than 366 days and that is rated in one of the two highest
instrument        rating categories by a nationally recognized statistical
                  rating organization such as Moody's Investors Service.

Immediate Family  Includes any of the following persons who may reside in
Member            the same household with you:

                  . spouse              . grandparent     . mother-in-law

                  . domestic partner    . grandchild      . father-in-law

                  . parent              . brother         . daughter-in-law

                  . stepparent          . sister          . son-in-law

                  . child (including                      . sister-in-law
                    adopted)

                  . stepchild                             . brother-in-law

                  Immediate family member may include any other relationship that the CCO determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety. It may also include any person who does not reside in same household with you but for whom you or a member of your immediate family has the ability to or exercises the ability to make investment decisions in such account.


Appendix A                            10                           Definitions

                                                    Wells Fargo Advantage Funds


Independent Trustee  A trustee of a Wells Fargo Advantage Fund who is not an
                     "interested person" of the Wells Fargo Advantage Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Investment Personnel Any of the following individuals:

                     . any Access Person of Funds Management who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Wells Fargo Advantage Fund;

                     . any natural person who controls Funds Management and who obtains information concerning recommendations made to a Wells Fargo Advantage Fund regarding the purchase or sale of securities by the Wells Fargo Advantage Fund; and

                     . any Access Person otherwise designated by the Compliance Officer in writing that such person is Investment Personnel.

Interested Trustee   A trustee of a Wells Fargo Advantage Fund who is an
                     "interested person" of the Fund within the meaning of
                     Section 2(a)(19) of the 1940 Act.

IPO An initial public offering, or the first sale of a company's securities to public investors. Specifically it is an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Limited Offering     An offering that is exempt from registration under the
                     Securities Act of 1933, such as private placements. (See
                     Section 4(2), Section 4(6), Rule 504, Rule 505 or
                     Rule 506).

Purchase or Sale of  Includes, among other things, gifting or the writing of
a Security           an option to purchase or sell a security.

Securities           A purchase or sale of securities, in which you or a
Transaction          member of your immediate family has or acquires a
                     beneficial interest.

Security As defined under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government; bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by affiliated or unaffiliated money market funds; or shares issued by open-end investment companies other than the Wells Fargo Advantage Funds.


Appendix A                            13                           Definitions

                                                    Wells Fargo Advantage Funds


                                  Appendix B

                       Acknowledgement And Certification
--------------------------------------------------------------------------------

I certify that I have received, read, and understand that I am subject to the Code of Ethics and Policy on Personal Securities Transactions dated May 9, 2006 for Wells Fargo Advantage Funds.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Code, I certify that I will not:

..   Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code

..   Employ any device, scheme or artifice to defraud any Wells Fargo Advantage
    Fund

..   Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Wells Fargo Advantage Fund

..   Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading

..   Engage in any manipulative practice with respect to any Wells Fargo
    Advantage Fund

I understand that unless I am exempt I violate this Code if I fail to submit a record of my personal securities transactions within thirty calendar days of the end of each quarter.

-----------------------------                    -----------------------------
Signature                                        Date

-----------------------------
Name (Print)

please submit form to the Compliance Department (FAX 414-577-7829)

Appendix A                            12                           Definitions

                                                    Wells Fargo Advantage Funds


                                  Appendix C

               Quarterly Personal Securities Transactions Report

 Name of Reporting
 Person:            ---------------------------  -----------------------------

 Calendar Quarter                                Signature
 Ended:             ---------------------------

                    ---------------------------  -----------------------------
                                                 Date Report Submitted
 Date Report Due:   ---------------------------

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

Your Securities Transactions

[ ] I had no securities transactions to report for the last quarter; OR

[ ] All of my securities transactions are provided on duplicate account statements; OR

Please complete the table below if you had securities transactions during the last quarter that are not provided on duplicate statements.

                Name of                  Principal        Name on                          Name of
                 Issuer                   Amount,      Account, Type   Type of          Broker-Dealer
                 and/or    No. of      Maturity Date    of Account   Transaction           or Bank
Date of         Title of Shares (if  and Interest Rate  and Account  (purchase or         Effecting    Ticker
Transaction     Security applicable)  (if applicable)     Number        sale)     Price  Transaction  or Cusip
-----------     -------- ----------- ----------------- ------------- ------------ ----- ------------- --------

--------
* Keep in mind, we do not receive account statements for your 401(k) plans so if you made any trades outside of your pre-set allocations, those must be reported here.

Your Securities Accounts

[ ] I do not hold any securities accounts; OR

[ ] I did not open any securities accounts during the quarter; OR

Please complete the table below if you opened a securities account during the last quarter.**

Name of Broker-Dealer or Bank,
Wells Fargo Advantage Fund or          Date Account was       Name(s) on and Type of
Affiliated Mutual Fund                   Established                 Account                Account Number
------------------------------     ------------------------  ------------------------  ------------------------

--------
** Please provide a copy of the most recent account statement for each account listed in the table above.

NOTE: You do not need to supply duplicate information from the account statements we already receive.*

      please submit form to the Compliance Department (FAX 414-577-7829)


Appendix A                            13                           Definitions

                                                    Wells Fargo Advantage Funds


                                  Appendix D

                            Initial Holdings Report

Name of Reporting Person:
                          ---------------------  -----------------------------

Date Person Became
Subject to the Code's
Reporting Requirements:   ---------------------  -----------------------------

Information in Report                            Signature
Dated as of:
(Note: Information
should be dated no more
than 45 days before                              -----------------------------
report is submitted.)     ---------------------

Date Report Due:                                 Date Report Submitted
                          ---------------------

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

Your Securities Holdings

[ ] I have no securities holdings to report; OR

[ ] All of my securities holdings are provided on duplicate account statements;
    OR

Please complete the table below to report your holdings.

                                             Principal Amount,   Exchange
Name of Issuer and                           Maturity Date and Ticker Symbol
Title of Security, including  No. of Shares    Interest Rate     or CUSIP
Type                         (if applicable)  (if applicable)     Number     Name of Broker- Dealer or Bank, Fund
---------------------------- --------------- ----------------- ------------- ------------------------------------

Your Securities Accounts

[ ] I do not hold any securities accounts; OR

Please complete the table below if you have securities accounts to report.*

Name of Broker-Dealer or Bank, Fund        Name(s) on and Type of Account              Account Number
-----------------------------------      ----------------------------------  ----------------------------------

--------
* Please provide a copy of the most recent account statement for each account listed in the table above.

NOTE: If you can provide us with your account statements no more than 45 days old, you may not need to complete the table below.*

      please submit form to the Compliance Department (FAX 414-577-7829)


Appendix A                            14                           Definitions

                                                    Wells Fargo Advantage Funds


                                  Appendix E
                            Annual Holdings Report
--------------------------------------------------------------------------------

Name of Reporting Person:
                            ------------------------  ------------------------
Information in Report                                 Signature
Dated as of:
(Note: Information should
be dated no more than 45
days before report is
submitted.)                 ------------------------
Date Report Due:
                            ------------------------  ------------------------
Calendar Year Ended:        December 31, ____         Date Report Submitted

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

NOTE: You do not need to supply duplicate information from the account statements we already receive.*

Your Securities Holdings

[ ] I have no securities holdings to report; OR

[ ] All of my securities holdings are provided on duplicate account statements;
    OR

Please complete the table below to report your holdings.

                                                  Principal Amount,
                                                  Maturity Date and   Exchange Ticker
Name of Issuer and                 No. of Shares    Interest Rate     Symbol or CUSIP   Name of Broker-Dealer
Title of Security, including Type (if applicable)  (if applicable)        Number            or Bank, Fund
--------------------------------- --------------- -----------------   ---------------   ---------------------

--------
* Keep in mind, we do not receive account statements for your 401(k) plans so if you hold any Wells Fargo Advantage Funds in your plans, those must be reported here.

Your Securities Accounts

[ ] I do not hold any securities accounts; OR

Please complete the table below if you have any securities accounts to report.*

Name of Broker-Dealer or Bank, Wells Fargo         Date Account was   Name(s) on and Type
Advantage Fund or Affiliated Mutual Fund             Established          of Account        Account number
------------------------------------------         ----------------   -------------------   --------------

--------
* Please provide a copy of the most recent account statement for each account listed in the table above.

      please submit form to the Compliance Department (FAX 414-577-7829)

Appendix A                            15                           Definitions